Exhibit 10.20

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) dated as of July 1, 2009 by and between Proteonomix, a Delaware corporation, (“Proteonomix”), with its principal place of business at 187 Mill Lane, Mountainside, New Jersey 07052 and Robert D. Kohn, residing at 7320 NW 68th Avenue, Parkland, Florida 33067 (the “Executive”) (collectively the "Parties").

WHEREAS, the Parties desire to enter into the Agreement to reflect the Executive’s capacities in Proteonomix’ business and to provide for Proteonomix’ employment of the Executive; and

WHEREAS, the Parties wish to set forth the terms and conditions of that employment;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.

Term

Proteonomix hereby employs the Executive; and the Executive hereby accepts employment with Proteonomix as Chief Financial Officer (“CFO”), upon the terms and conditions set forth in the Agreement. Unless terminated earlier pursuant to Section 5, the Executive’s employment shall be for the period commencing July 1, 2009 (the “Commencement Date”) and ending June 29, 2012. The Initial Term, together with any extension, shall be referred to herein as the “Contract Period.”

2.

Title; Duties

During the Contract period, the Executive shall be employed in the business of Proteonomix, its subsidiaries and its affiliates to develop strategies and provide CFO operations including:

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providing advice and counsel relating to corporate structure of Proteonomix and its subsidiaries and affiliates;

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providing advice, introductions and structure to gain Proteonomix a listing on the American Stock Exchange, New York Stock Exchange or NASDAQ;

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introducing Proteonomix to potential investment bankers or other sources for investors and to help provide structured financial proposals to them;

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provide advice on the handling of any potential investors to Proteonomix or any of its subsidiaries including due diligence questions and the structuring of potential investments;

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providing advice on potential joint ventures and strategic alliances and creating, structuring and reviewing proposals for them;

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reviewing registration statements and quarterly reports and financial statements contained within; prior to filing with the Securities and Exchange Commission;

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assisting in the preparation of projections;

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becoming the liaison for the company with “Wall Street” institutions, analysts, pension funds and the press;

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developing and putting into place strategic operating plans and budgets for each of Proteonomix' business units to reflect present and longer-term objectives and priorities;

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ensuring appropriate and satisfactory systems are in place for monitoring group performance against plans and budgets;

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putting in place an effective system of controls throughout Proteonomix, covering financial controls;

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providing an appropriate and satisfactory system for financial management reporting on a monthly basis;

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aggregating, compiling and ensuring proper financial reports for the CEO, the Board, the auditor and the Securities and Exchange Commission pursuant to Generally Accepted Accounting Principles;

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ensuring that financial operating objectives and standards of performance are both understood and followed by management and employees;

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ensuring that Proteonomix and its businesses comply with all applicable legal and regulatory requirements and, where appropriate, best practices as relates to financial matters;

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reporting to the CEO and the Board regularly on the operation of Proteonomix' businesses both at Board meetings and at other times; and

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providing such information the Board as the Board and the CEO require in order for the CEO and the Board to assess the performance of the business and the achievement of the agreed strategy and budget.

The Executive shall report to the CEO, who shall have the authority to direct, control and supervise the activities of the Executive.

3.

Extent of Services

The Executive may, without impairing or otherwise adversely affecting the Executive’s performance of his duties to Proteonomix, engage in any other businesses that are not involved with biomedical activities also conducted, from time to time, by Proteonomix and/or its subsidiaries or affiliates. The Executive also will be involved in personal investments, charitable, professional and civic activities, and serve on the boards of directors of corporations other than Proteonomix, as long as they are not competitive with the activities conducted, from time to time, by Proteonomix and/or its subsidiaries or affiliates. Employee will disclose all Board positions in writing.

4.

Compensation and Benefits

(a)

Fees. Proteonomix shall pay the Executive an initial salary of $150,000 per annum (the “Base Fee”) in bi-weekly installments of $5,769.23.  The Base Fee shall accrue until such time that Proteonomix has raised $1,500,000 and then all accruals shall be paid immediately. The Executive shall be entitled to an increase of $50,000 per annum if Proteonomix has received an additional $3,000,000 in equity, debt or joint venture funding and an additional increase of $50,000 per annum if Proteonomix has received an additional $10,000,000 in equity, debt or joint venture funding.

 (b)

Benefits. , Proteonomix will reimburse the Executive on a monthly basis, all medical costs for his family including insurance and deductibles until accepted in a plan equal to Executive’s present coverage.  Such benefits will accrue until Proteonomix raises $1,500,000. The Executive shall be eligible to participate in such life, health, and disability insurance, pension, deferred compensation and incentive plans, options and awards, performance bonuses and other benefits as Proteonomix extends to its executives.

The Executive is entitled to four weeks of vacation.

The Executive will be entitled to a signing bonus (“Bonus Shares”) of 250,000 shares of the common stock, of Proteonomix.

The Executive will be entitled to an additional 250,000 shares of the common stock of Proteonomix, the Bonus Shares upon the spin-off of Proteoderm as a public company.

Simultaneously, upon the conclusion of a change of control (51% or more) of Proteonomix, the Executive will be entitled to all Bonus Shares as well as all compensation due under the Agreement.

The Executive will be compensated for each new introduction resulting in an investment or loan to the Company of $1,000,000 or more, with a finder’s fee of $25,000 for each investment or loan acceptable to the Company. If the investor invests $10,000,000, the finder’s fee is still $25,000. The Executive will receive a stock bonus of 5% of the amount of the investment in stock options at Fair Market Value based on the seven day average trailing price prior to the investment at the date of investment.

Proteonomix will provide D&O Insurance and, until such time, the Employee will not officially become the CFO of Proteonomix but be employed in the capacity as Controller and acting CFO. Proteonomix will file to become a fully reporting and listing company within a reasonable time. Any auditing going concern caveats will be addressed and eliminated as soon as possible.

(c)

Reimbursement of Business Expenses. Proteonomix shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive (“Expenses”) in connection with, or related to, the performance of his duties, responsibilities or services under the Agreement, upon presentation by the Executive of documentation, expense statements, vouchers, and/or such other supporting information as Proteonomix may reasonably request. Such payments will be made on a monthly basis. The Executive will be reimbursed for Expenses of $500 or less upon submission of documentation but without pre-approval by Proteonomix.

5.

Termination

Either Party may terminate employment of the Executive under the Agreement without cause in which event, if such termination is accomplished by Proteonomix the Executive will be entitled to compensation and benefits to the end of the Contract Period except that lack of funds will not be considered a cause of Termination.

Proteonomix may terminate the Agreement at any time for Cause, which will reduce the Executive’s compensation and benefits pro rata. Cause is defined whereas employee is found guilty of an illegal act except for traffic violations and is disabled for a period of 90 days of fulfilling the requirements of this Agreement.

The Executive may terminate his employment under the Agreement at any time and all accrued payroll and benefits shall be due and payable the later of seven days or the raise by Proteonomix of $1,500,000. In this event, compensation and benefits shall cease as of the date of termination including the Bonus Shares which shall be allocated over a two year period commencing the date of this Agreement.

The Executive’s employment shall terminate immediately upon his death or disability.

6.

Confidentiality

(a)

Definition of Proprietary Information. The Executive acknowledges that he may be furnished or may otherwise receive or have access to confidential information which relates to Proteonomix’ past, present or future business activities, strategies, services or products, research and development; financial analysis and data; improvements, inventions, processes, techniques, designs or other technical data; profit margins and other financial information; fee arrangements; terms and contents of leases, asset management agreements and other contracts; tenant and vendor lists or other compilations for marketing or development; confidential personnel and payroll information; or other information regarding administrative, management, financial, marketing, leasing or sales activities of Proteonomix, or of a third Party which provided proprietary information to Proteonomix on a confidential basis. All such information, including any materials or documents containing such information, shall be considered by Proteonomix and the Executive as proprietary and confidential (the “Proprietary Information”).

(b)

Exclusions. Notwithstanding the foregoing, Proprietary Information shall not include information in the public domain not as a result of a breach of any duty by the Executive or any other person.

(c)

Obligations. Both during and after the contract period, the Executive will preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to him before the Agreement is signed or afterward (except as required by applicable law or otherwise as necessary in connection with the performance of the Executive’s duties to Proteonomix hereunder). In addition, the Executive shall not (i) disclose or disseminate the Proprietary Information to any third Party, including employees of Proteonomix (or their affiliates) without a legitimate business need to know; (ii) remove the Proprietary Information from Proteonomix’ premises without a valid business purpose; or (iii) use the Proprietary Information for his own benefit or for the benefit of any third Party.

(d)

Return of Proprietary Information. The Executive acknowledges that all the Proprietary Information used or generated during the course of working for Proteonomix is the property of Proteonomix. The Executive will deliver to Proteonomix all documents and other tangibles (including data storage media) containing the Proprietary Information at any time upon request by the Board of Directors during his employment and immediately upon termination of his employment.

7.

Noncompetition

(a)

Restriction on Competition. For the period of the Executive’s employment with Proteonomix and for 24 months following the expiration or termination of the Executive’s employment by Proteonomix (the “Restricted Period”). The Executive will not engage, directly or indirectly, as an owner, director, trustee, manager, member, employee, Executive, partner, principal, agent, representative, or in any other individual, corporate or representative capacity, in any of the following: (any  business that Proteonomix and/or its subsidiaries or affiliates conducts as of the date of the Executive’s termination of employment. Notwithstanding the foregoing, the Executive shall not be deemed to have violated this Section 7(a) solely by reason of his passive ownership of 4.9% or less of the outstanding stock of any publicly traded corporation or other entity. However, the Restricted Period shall not apply following the expiration or termination of the Executive’s employment if the Executive’s employment is terminated following a Change in Control.

(b)

Mutual Non-Solicitation of Clients and Business Relationships. During the Restricted Period, the Executive and Proteonomix will not  solicit, directly or indirectly, on their own behalf or on behalf of any other person(s) or entities, any client or business relationship  of Executive or Proteonomix whom Executive or Proteonomix had introduced or provided services, investment or any other business relationship whether concluded or not, at any time during the Executive’s employment with Proteonomix in any line of business,  as of the date of the Executive’s termination of employment.

(c)

Non-Solicitation of Employees. During the Restricted Period, the Executive will not, directly or indirectly, hire or attempt to hire or cause any business, other than an affiliate of Proteonomix, to hire any person who is then or was at any time during the preceding six months an employee of Proteonomix and who is at the time of such hire or attempted hire, or was at the date of such employee’s separation from Proteonomix a vice president, senior vice president or executive vice president or other senior executive employee of Proteonomix.

(d)

Acknowledgment. The Executive acknowledges that he will acquire much Proprietary Information concerning the past, present and future business of Proteonomix as the result of his employment, as well as access to the relationships between Proteonomix and Proteonomix and their clients and employees. The Executive further acknowledges that the business of Proteonomix is very competitive and that competition by him in that business during his employment, or after his employment terminates, would severely injure Proteonomix. The Executive understands that the restrictions contained in this Section 8 are reasonable and are required for Proteonomix’ legitimate protection, and do not unduly limit his ability to earn a livelihood.

(e)

Rights and Remedies upon Breach. The Executive acknowledges that any breach by him of any of the provisions of Sections 6 and 7 (the “Restrictive Covenants”) would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, Proteonomix shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Proteonomix under law or in equity (including, without limitation, the recovery of damages):

(i)

The right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court of competent jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; and

(ii)

The right and remedy to require the Executive to account for and pay over to Proteonomix and its affiliates all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Executive shall account for and pay over such Benefits to Proteonomix and, if applicable, its affected affiliates.

(f)

Without limiting Section 10(i), if any court or other decision-maker of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

(g)

The provisions of Section 7(a) shall not apply in the event that the Agreement is not renewed as provided in Section 1.

8.

Executive Representation

The Executive represents and warrants to Proteonomix that he is not now under any obligation of a contractual or other nature to any person, business or other entity which is inconsistent or in conflict with the Agreement or which would prevent him from performing his obligations under the Agreement.

9.

Enforcement and Indemnification

(a)

Proteonomix in its sole discretion may bring an action in any court of competent jurisdiction to seek injunctive relief and such other relief as Proteonomix or Proteonomix shall elect to enforce the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of Proteonomix and the Executive that such determination not bar or in any way affect Proteonomix’ right, or the right of any of its affiliates, to the relief provided in Section 7(e) above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata. The Parties hereby agree to waive right to a trial by jury for any and all disputes hereunder (whether or not relating to the Restrictive Covenants).

(b)

Proteonomix will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive, including the cost of legal counsel selected and retained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a Party by reason of the Executive being or having been an officer, director, or employee of Proteonomix or any subsidiary or affiliate of Proteonomix. Proteonomix will pay to the Executive in advance of the final disposition of any proceeding all such amounts incurred or suffered.

10.

Miscellaneous

(a)

Litigation and Regulatory Cooperation. During and after Executive’s employment, Executive shall reasonably cooperate with Proteonomix in the defense or prosecution of any claims or actions which may be brought in the future against or on behalf of Proteonomix which relate to events or occurrences that transpired while Executive was employed by Proteonomix; provided, however, that such cooperation shall not materially and adversely affect Executive or expose Executive to an increased probability of civil or criminal litigation. Executive’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Proteonomix at mutually convenient times. During and after Executive’s employment, Executive also shall cooperate fully with Proteonomix in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by Proteonomix. Proteonomix shall also provide Executive with compensation on an hourly basis (to be derived from the sum of his Base Fee and average annual incentive compensation but in no case less than $150 per hour) for requested litigation and regulatory cooperation that occurs after his termination of employment, and reimburse Executive for all costs and expenses incurred in connection with his performance under this Section 10(a), including, but not limited to, reasonable attorneys’ fees and costs.

(b)

Non-Solicitation. During the Term and for one year thereafter, the executive will not encourage or solicit any employee or Executive of Company to leave Proteonomix for any reason.

(c)

Notices. All notices required or permitted under the Agreement shall be in writing and shall be deemed effective (i) upon personal delivery, (ii) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, or (iii) in the case of facsimile transmission or delivery by nationally recognized overnight delivery service, when received, addressed as follows:

(i)

If to Proteonomix, to:

Michael Cohen, CEO

Proteonomix, Inc.

187 Mill Lane

Mountainside, NJ 07052

Phone: 917-714-8929

Fax:  973-833-0277

Email: mcohen@nationalstemcell.com

(ii)

If to the Executive, to:

Robert D. Kohn

7320 NW 68th Ave.

Parkland, Florida 33067

Phone: 954 509 9830

Email: rkohn7@gmail.com

or to such other address or addresses as either Party shall designate to the other in writing from time to time by like notice.

(d)

Pronouns. Whenever the context may require, any pronouns used in the Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

(e)

Entire Agreement. The Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of the Agreement.

(f)

Amendment. The Agreement may be amended or modified only by a written instrument executed by both Proteonomix and the Executive.

(g)

Governing Law. The Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

(h)

Successors and Assigns. the Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any entity with which or into which Proteonomix may be merged or which may succeed to its assets or business or any entity to which Proteonomix may assign its rights and obligations under the Agreement; provided, however, that the obligations of the Executive are personal and shall not be assigned or delegated by him.

(i)

Waiver. No delays or omission by Proteonomix or the Executive in exercising any right under the Agreement shall operate as a waiver of that or any other right. A waiver or consent given by Proteonomix or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(j)

Captions. The captions appearing in the Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of the Agreement.

(k)

Severability. In case any provision of the Agreement shall be held by a court or arbitrator with jurisdiction over the Parties to the Agreement to be invalid, illegal or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

 (l)

Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed the Agreement as of the day and year first above written.

PROTOENOMIX, INC.

     By: /s/ Michael Cohen

Name: Michael Cohen

Title: Chief Executive Officer

The Executive

           /s/ Robert Kohn

Name: Robert D. Kohn